Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

ROYAL GOLD, INC.

(As of August 9, 2021)

ARTICLE I
Offices

Section 1. Business Offices. The principal office of Royal Gold, Inc. (the “Corporation”) shall be located in Denver, Colorado. The Corporation may also have offices at such other place or places both within and without the State of Delaware and the State of Colorado as the board of directors (the “Board”) may from time to time determine or as the business of the Corporation may require.

Section 2. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The registered office may be changed from time to time by the Board.

ARTICLE II
Stockholders

Section 1. Annual Meeting. An annual meeting of the stockholders shall be held on such date, at such place, if any, and at such time as may be determined by the Board, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. Failure to hold an annual meeting as required by these Bylaws shall not invalidate any action taken by the Board or officers of the Corporation.

Section 2. Special Meetings. Special meetings of the stockholders may be called at any time only by (i) the chairman of the Board, (ii) the chief executive officer, (iii) the president, or (iv) the Board. Any request to call a special meeting shall state the purpose or purposes of the proposed meeting. Business conducted at any special meeting of the stockholders shall be limited to matters properly brought before the meeting and specified in the notice of such special meeting.

Section 3. Place of Meeting. Each meeting of the stockholders shall be held at the principal office of the Corporation or at such other place, either within or outside the State of Delaware or the State of Colorado, as may be designated in the notice of meeting given by or at the direction of the Board. Notwithstanding the foregoing, the Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held by means of remote communication.

Section 4. Notice of Stockholder Business and Nominations.

(1)The proposal of business to be considered by the stockholders at an annual meeting of the stockholders, and nominations of persons for election to the Board at an annual meeting of the stockholders, may be made only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board or (c) by any stockholder of the Corporation (i) who was a stockholder of record, and, with respect to any beneficial owner of shares of the Corporation, if different than the stockholder of record, on whose behalf such business is proposed or such nomination or nominations are made, only if such person was the beneficial owner, both at the time of giving of notice provided for in this Section 4 and on the record date for the determination of stockholders entitled to vote at the meeting, (ii) who is entitled to vote at the meeting upon such election of directors or such business, as the case may be, and (iii) who complies with the notice procedures set forth in subsection (2) of this Section 4. As to proposals sought to be included in any proxy statement of the Corporation, stockholders shall comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As to matters not sought to be included in any proxy statement of the Corporation, subsection (2)

of this Section 4 shall be the exclusive means for stockholders to make nominations or submit business to be brought before an annual meeting of the stockholders. In addition, for business (other than the nomination of persons for election to the Board) to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to the Certificate of Incorporation, these Bylaws and applicable law.
(2)For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to this Section 4, the stockholder (a) must have given timely notice thereof in writing and in proper form to the secretary of the Corporation at the principal executive offices of the Corporation, and (b) must provide any updates or supplements to such notice at such times and in the forms required by this Section 4. To be timely, a stockholder’s notice shall be received by the secretary at the principal executive offices of the Corporation, in the case of an annual meeting, not less than ninety (90) nor more than one hundred twenty (120) calendar days prior to the first anniversary of the preceding year’s annual meeting (provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after such anniversary date, notice by the stockholder must be so delivered, or mailed and received, not less than ninety (90) nor more than one hundred twenty (120) calendar days before such annual meeting, or not more than ten (10) calendar days following the day on which public announcement (as defined below) of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form for purposes of this subsection (2) of this Section 4, such notice shall set forth the information required by subsection (5) of this Section 4.
(3)Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2 of this Article II. Stockholders shall not be permitted to propose business to be brought before a special meeting of stockholders. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only (a) by or at the direction of the Board or (b) if a purpose for such meeting as stated in the Corporation’s notice for such meeting is the election of one or more directors, by any stockholder of the Corporation (i) who was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving of notice provided for in this Section 4 and on the record date for the determination of stockholders entitled to vote at the meeting, (ii) who is entitled to vote at the meeting and upon such election, and (iii) who complies with the notice procedures set forth in subsection (4) of this Section 4.
(4)If a special meeting has been called in accordance with Section 2 of this Article II for the purpose of electing one or more directors to the Board, then for nominations of persons for election to the Board to be properly brought before such special meeting by a stockholder pursuant to subsection (3) of this Section 4, the stockholder (a) must have given timely notice thereof in writing and in the proper form to the secretary at the principal executive offices of the Corporation, and (b) must provide any updates or supplements to such notice at such times and in the forms required by this Section 4. To be timely, a stockholder’s notice relating to a special meeting shall be received by the secretary at the principal executive offices of the Corporation not more than one hundred twenty (120) calendar days before such special meeting nor less than the later of (i) ninety (90) calendar days prior to such meeting or (ii) if a public announcement is first made of the date of the special meeting less than one hundred (100) calendar days prior to such meeting, ten (10) calendar days following such public announcement. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form for purposes of this subsection (4) of this Section 4, such notice shall set forth the information required by clauses (a), (c), (d), (e), and (f) of subsection (5) of this Section 4.

(5)To be in proper form for purposes of this Section 4, such stockholder’s notice (as specified in subsection (2) of this Section 4 or subsection (4) of this Section 4) shall set forth:
(a)as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (ii) a description of all Derivative Interests (as defined below) that have been entered into, as of the date of the notice, by or on behalf of such proposed nominee or any affiliate or associate thereof, such description to include (1) the class, series, and actual or notional number, principal amount or dollar amount of all securities of the Corporation underlying or subject to such Derivative Interests, (2) the material economic terms of such Derivative Interests, and (3) the contractual counterparty for such Derivative Interests, (iii) a description of all direct and indirect compensation and other material monetary or other business agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S−K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (iv) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would stand for re-election and upon acceptance of such resignation by the Board, in accordance with these Bylaws;
(b)as to any other business that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the text of the proposed amendment), (ii) any material interest in such business of such stockholder and the beneficial owner, if any, or any affiliate or associate thereof, on whose behalf the proposal is made, (iii) a description of all arrangements or understandings between the stockholder, or any affiliate or associate thereof, on the one hand, and any other person or persons (naming such person or persons), on the other hand, regarding the proposal, and (iv) all other information relating to the proposal, the stockholder or any affiliate or associate thereof that would be required to be disclosed in filings with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies by the stockholder pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
(c)as to the stockholder giving the notice and the beneficial owner, if any, or any affiliate or associate thereof, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, and any affiliate or associate thereof, (ii) the class and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, if any, and any affiliate or associate thereof, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, or any affiliate or associate thereof, has a right to vote any shares of any security of the Corporation, (iv) a description of all Derivative Interests that have been entered into as of the date of the notice by, or on behalf of, such stockholder or beneficial owner, if any, or by any affiliate or associate thereof, such description to include

(1) the class, series, and actual or notional number, principal amount or dollar amount of all securities of the Corporation underlying or subject to such Derivative Interests, (2) the material economic terms of such Derivative Interests, and (3) the contractual counterparty for such Derivative Interests, and (v) any other information relating to such stockholder and beneficial owner, if any, or any affiliate or associate thereof, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
(d)a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, or any affiliate or associate thereof, and any other person or persons (including their names) in connection with the proposal of such business or nominations by the stockholder;
(e)a representation that the stockholder is a holder of record of stock of the Corporation, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such business or nominations; and
(f)a representation as to whether the stockholder or the beneficial owner, if any, or any affiliate or associate thereof, is or intends to be part of a group that intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal.

For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release or in a document publicly filed or furnished by the Corporation with the SEC pursuant to Section 13, 14 or 15(b) of the Exchange Act, and the meaning of the term “group” shall be within the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act.

For purposes of these Bylaws, “Derivative Interests” shall mean (i) any option, warrant, convertible security, appreciation right or similar right with an exercise, conversion or exchange privilege, or a settlement payment or mechanism, related to any security of the Corporation, or any similar instrument with a value derived in whole or in part from the value of any security of the Corporation, in any such case whether or not it is subject to settlement in any security of the Corporation or otherwise and (ii) any arrangement, agreement or understanding (including any short position or any borrowing or lending of any securities) which includes an opportunity for the stockholder, or any affiliate or associate thereof, or any proposed nominee, or any affiliate or associate thereof, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Corporation or to increase or decrease the number of securities of the Corporation which such person is or will be entitled to vote or direct the vote, in any case whether or not it is subject to settlement in any security of the Corporation or otherwise; provided, however, that Derivative Interests shall not include:

(a)rights of a pledgee under a bona fide pledge of any security of the Corporation unless such pledgee has voting rights with respect to such security; (b) rights applicable to all holders of a class or series of securities of the Corporation to receive securities of the Corporation pro rata, or obligations to dispose of securities of the Corporation, as a result of a merger, exchange offer or consolidation involving the Corporation; (c) rights or obligations to surrender any number or principal amount of securities of the Corporation, or have any number or principal amount of securities of the Corporation withheld, upon the receipt or exercise of a derivative security issued pursuant to an employee benefit plan of the Corporation or the receipt or vesting of any securities issued pursuant to an employee benefit plan of the Corporation, in order to satisfy the exercise price or the tax withholding consequences of receipt, exercise, or vesting; (d)

interests in broad-based index options, broad-based index futures, and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority; (e) interests or rights to participate in employee benefit plans of the Corporation held by current or former directors, employees, consultants or agents of the Corporation; or (f) options granted to an underwriter in a registered public offering for the purpose of satisfying over-allotments in such offering.

(6)Notwithstanding anything in the second sentence of subsection (2) of this Section 4 to the contrary, if the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Corporation specifying the size of the increased Board at least one hundred (100) days before the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 4 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the secretary at the principal executive offices of the Corporation not more than ten (10) calendar days following the day on which such public announcement is first made by the Corporation.
(7)Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting of the stockholders and no person shall be eligible for election as a director by means of stockholder nomination except in accordance with the procedures set forth in this Section 4. The chairman of the Board or other person presiding at a meeting shall, if the facts warrant, determine that any business or nomination was not properly brought before the meeting in accordance with the provisions of this Section 4 and, if such person should so determine, he or she shall so declare to the meeting, any such business not properly brought before the meeting shall not be transacted, and any nomination not properly brought before the meeting shall be disregarded.
(8)A stockholder providing notice of nominations of persons for election to the Board at an annual or special meeting of stockholders or notice of business proposed to be brought before an annual meeting of stockholders shall further update and supplement such notice so that the information provided or required to be provided in such notice pursuant to subsection (5)(a) of this Section 4 through subsection 5(f) of this Section 4 shall be true and correct both as of the record date for the determination of stockholders entitled to notice of the meeting and as of the date that is ten (10) business days before the meeting or the rescheduled date of the meeting following any adjournment or postponement thereof, and such updated and supplemental information shall be received by the secretary at the principal executive offices of the Corporation (a) in the case of information that is required to be updated and supplemented to be true and correct as of the record date for the determination of stockholders entitled to notice of the meeting, not later than the later of five (5) business days after such record date or five (5) business days after the public announcement of such record date, and (b) in the case of information that is required to be updated and supplemented to be true and correct as of ten (10) business days before the meeting or the rescheduled date of the meeting following any adjournment or postponement thereof, not later than eight (8) business days before the meeting or the rescheduled date of the meeting following any adjournment or postponement thereof (or if not practicable to provide such updated and supplemental information not later than eight (8) business days before the rescheduled date of the meeting following any adjournment or postponement, on the first practicable date before the date of such rescheduled meeting).
(9)Notwithstanding the foregoing provisions of this Section 4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 4, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

Section 5. Fixing Date for Determination of Stockholders of Record. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful action, the Board may fix, in advance, a record date for any such determination of stockholders, which date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If the Board so fixes a record date for purposes of determining stockholders entitled to notice of a meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, then the record date shall be: (a) for determining stockholders entitled to notice of or to vote at a meeting of stockholders, the close of business on the day preceding the day on which notice is given, or, if notice is waived, the close of business on the day preceding the day on which the meeting is held and (b) for determining stockholders for any other purpose, the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 6. Notice of Meeting. Written notice stating the place, if any, the day and hour of any meeting of stockholders, the means of remote communication, if any, by which stockholders or proxyholders may be deemed present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, unless otherwise provided by law, not less than ten (10) nor more than sixty (60) days before the date of the meeting, except to the extent that such notice is waived or is not required as provided in the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), or these Bylaws. Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Sections 222 and 232 (or any successor section or sections) of the DGCL. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the foregoing, any notice to stockholders given by the Corporation pursuant to these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 7. Voting Lists. The officer who has charge of the stock books of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a designated place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 8. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy appointed by an instrument in writing subscribed by such stockholder, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

Section 9. Quorum and Required Vote. Except as otherwise provided by statute or by the Certificate of Incorporation, the presence in person or by proxy of a majority of the voting power of the outstanding shares of the Corporation entitled to vote shall constitute a quorum at a meeting of stockholders. If less than a majority of voting power of the outstanding shares are represented at a meeting, either the presiding officer of the meeting or a majority of the voting power of the shares so represented may adjourn the meeting from time to time in accordance with Section 6 of this Article II, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the withdrawal of enough outstanding shares of the Corporation entitled to vote that leaves less than a quorum.

Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of a majority of the votes cast on a subject matter by the stockholders entitled to vote thereon at a meeting of stockholders at which a quorum is present shall be the act of the stockholders on matters other than the election of directors.

Except as provided in Section 4 of Article III of these Bylaws or as otherwise required by law or by the Certificate of Incorporation, each director shall be elected if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election at any meeting for the election of directors at which a quorum is present; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which either (a) (i) the secretary receives a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 4 of this Article II and (ii) such nomination has not been withdrawn by such stockholder on or prior to the day next preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders or (b) the number of nominees for election to the Board at such meeting exceeds the number of directors to be elected. Abstentions and broker non-votes shall not be counted as votes cast either “for” or “against” a director’s election. If directors are to be elected by a plurality of votes cast, stockholders shall not be permitted to vote “against” a nominee. The Board shall nominate for election or re-election as director only candidates who agree to tender, promptly following the annual meeting at which they are elected or re-elected as director, irrevocable resignations that will be effective upon (x) the failure to receive the required vote at the next annual meeting at which they stand for re-election and (y) Board acceptance of such resignation. In addition, the Board shall fill director vacancies and newly created directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors. The Compensation, Nominating and Governance Committee will make a recommendation to the Board on whether to accept or reject such resignation, and absent a determination by the Board that it is in the best interests of the Corporation for an unsuccessful incumbent to remain as a director, the Board shall accept that person’s resignation. The Board shall consider the Compensation, Nominating and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety (90) days from the date of the certification of the election results or such shorter time period as may be required by applicable law. The director who tenders his or her resignation will not participate in the Board’s decision.

If authorized by the Board, and subject to such guidelines as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at such meeting whether such meeting is held at a designated place or solely by means of remote communication, provided that (a) the Corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (b) the Corporation implements reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (c) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action is maintained by the Corporation.

Section 10. Voting of Shares. Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote pursuant to the provisions of these Bylaws shall be entitled to one vote for each share of capital stock having voting rights held by such stockholder. In the election of directors, each record holder of stock entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has the right to vote. Cumulative voting shall not be allowed.

Section 11. Action Without a Meeting. Unless otherwise provided in the Certificate of Incorporation and subject to the provisions of these Bylaws, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (which consent may be signed in counterparts) and shall be delivered to the Corporation. No consent shall be deemed to have been delivered until such consent is delivered to the Corporation in accordance with Section 228 of the DGCL (or any successor section or sections thereto). Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 12. Fixing Date for Determination of Stockholders of Record for Action Without a Meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede, nor be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary of the Corporation signed by the stockholder, request that the Board fix a record date. The Board shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within ten (10) days after the date on which such request is received, and no prior action by the Board is required by applicable law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, to its principal place of business, or to an officer or agent of the Corporation having custody of the books in which proceedings of stockholders meetings are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

In the event a disclosure or proxy statement or other written materials are distributed to stockholders whose consents are being solicited, such disclosure or proxy statement or other written materials shall be delivered to the Corporation at its principal place of business to the attention of the secretary no later than the date such materials are first distributed to any shareholder whose consent is being or will be solicited.

(1)Notice Requirements. Any stockholder’s notice required by this Section 12 must describe the action that the stockholder proposes to take by written consent. For each such proposal, every notice by a stockholder must state the information required by Section 4, subsection (5) of this Article II, except that all references to business to be brought before a meeting in Section 4, subsection (5) of this Article II shall, for purposes of this Section 12, subsection (1), be references to the proposed action to be taken by written consent and all references to delivery or solicitation of proxies in Section 4, subsection (5) of this Article II shall, for purposes of this Section 12, subsection (1), be references to delivery or solicitation of consents. The Corporation may require the stockholder of record and/or beneficial owner requesting a record date for proposed stockholder action by written consent to furnish such other information as it may reasonably require to determine the validity of the request for a record date.
(2)Date of Consent. Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this subsection (2) and in subsections (3) and (4) as a “Consent”) must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated Consent delivered in the manner required by this Section 12, Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.
(3)Inspectors of Election. Within three (3) business days after receipt of the earliest dated Consent delivered to the Corporation in the manner provided in this Section 12 or the determination by the Board that the Corporation should seek corporate action by written consent, as the case may be, the secretary shall engage nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of the Consents and revocations. The cost of retaining inspectors of election shall be borne by the Corporation.

Consents and revocations shall be delivered to the inspectors upon receipt by the Corporation. As soon as Consents and revocations are received, the inspectors shall review the Consents and revocations and shall maintain a count of the number of valid and unrevoked Consents. In the event the inspectors determine that valid and unrevoked Consents representing a sufficient number of shares to approve the actions proposed to be taken by consent have been delivered, the inspectors shall inform the Corporation and the soliciting stockholders of that determination, and in any event the inspectors shall inform the Corporation and the soliciting stockholders of the number of valid, unrevoked Consents received by the inspectors as of the close of business on the sixtieth (60th) day following the earliest-dated Consent delivered to the Corporation.

(4)Challenge to Validity of Consent. Nothing contained in this Section 12 shall in any way be construed to suggest or imply that the Board or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after certification by the secretary of the Corporation, such other officer of the Corporation as the Board may designate, or the inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

ARTICLE III

Board of Directors

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board. In addition to the powers and authorities expressly conferred upon the Board by these Bylaws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders or officers.

Section 2. Number, Tenure and Qualifications. The Board shall consist of such number of directors as may be determined from time to time by the Board, but such number shall not be less than three (3) nor more than twelve (12). Directors shall be divided into three (3) classes and elected as provided in Article Fifth of the Certificate of Incorporation at each annual meeting of stockholders, except as provided in Section 4 of this Article III. Each director shall hold office until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal. Directors need not be residents of the State of Delaware or stockholders of the Corporation. Directors shall be removable in the manner provided by the statutes of the State of Delaware.

Section 3. Nomination of Directors. Nominations of candidates for election as directors at any annual meeting of stockholders at which directors will be elected may be made (i) by the Board, or (ii) by any stockholder entitled to vote at any such meeting only in accordance with the procedures established in Section 4 of Article II of these Bylaws.

Section 4. Vacancies. Any director may resign at any time by giving written notice to the Corporation. A director’s resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Unless otherwise provided in the Certificate of Incorporation, any vacancy, or newly created directorship resulting from any increase in the authorized number of directors, may be filled by a majority of directors then in office, although less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until the next election of directors of the class of which such director is a part and until his or her successor is duly elected and qualified, unless sooner displaced. If at any time, by reason of death, resignation or other cause, the Corporation should have no directors in office, then an election of directors may be held in the manner provided by law. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next election of directors of the class of which he or she is a part, and until his or her successor is duly elected and qualified, unless sooner displaced.

Section 5. Chairman. The Board may elect a chairman, and any such chairman shall (when present) preside at meetings of the Board and lead the Board in fulfilling its responsibilities. In the absence of the chairman, a member of the Board selected by the members present shall preside at meetings of the Board. The Board may delegate such other authority and assign such additional duties to the chairman as it may from time to time determine.

Section 6. Lead Director. The Board may, from time to time, elect an Independent Director as a lead director, and such lead director shall (when present) preside at meetings of the Independent Directors. For purposes of these Bylaws, the term Independent Director shall mean a director who qualifies as an “Independent Director” within the meaning of Rule 5605 of the NASDAQ Stock Market Rules (or any successor provision), whether or not any securities of the Corporation are then listed on the NASDAQ Stock Market.

Section 7. Regular Meetings. A regular meeting of the Board shall be held as soon as practicable after the annual meeting of stockholders, at the time and place, either within or without the State of Delaware or the State of Colorado, determined by the Board for the purpose of electing officers and for the transaction of such other business as may come before the meeting. The Board may provide by resolution the time and place, either within or outside the State of Delaware or the State of Colorado, for the holding of additional regular meetings.

Section 8. Special Meetings. Special meetings of the Board may be called by or at the request of the chairman of the Board, the chief executive officer, or the president. The person or persons authorized to call special meetings of the Board may fix any place, either within or outside the State of

Delaware or the State of Colorado, as the place for holding any special meeting of the Board called by them.

Section 9. Notice. Notice of every meeting of the Board shall be given to each director at such director’s usual place of business or at such other address as shall have been furnished by him or her for such purpose. Such notice shall be properly and timely given if it is (a) deposited in the United States mail not later than the fifth (5th) calendar day preceding the date of the meeting, or (b) personally delivered, telegraphed, sent by either facsimile transmission, electronic mail (effective when directed to an electronic mail address of the director), or other electronic transmission (as defined in Section 232(c) of the DGCL and effective when directed to the director), or communicated by telephone or in person at least twenty-four (24) hours before the time of the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

Section 10. Quorum and Voting. The presence in person of a majority of the total number of directors determined pursuant to Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. No director may vote or act by proxy at any meeting of the Board.

Section 11. Committees. The Board may, by one (1) or more resolutions, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending the Bylaws of the Corporation, or approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

Section 12. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors, which may include, among other forms of compensation determined by the Board, a fixed sum for attendance at each meeting of the Board, a stated salary as director, an annual retainer as director, and equity compensation as director. Additionally, directors shall be paid their expenses, if any, of attendance at each meeting. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of any committee of the Board may be allowed compensation for attending committee meetings and service on such committee.

Section 13. Action Without a Meeting. Unless otherwise restricted in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board or committee, as the case may be.

Section 14. Participation in Meetings by Telephone. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at the meeting.

ARTICLE IV

Officers and Agents

Section 1. Number and Qualifications. The Board shall elect such officers of the Corporation with the titles and duties that it designates, provided that the Corporation shall have at least two (2) officers at any time, and provided that one such officer shall have the duty to record the proceedings of the meetings of the stockholders and the Board in a book to be kept for that purpose. There may be a chief executive officer, a president, one or more vice presidents (which may include one or more executive vice presidents), a chief financial officer, a secretary, a treasurer and a general counsel. One person may hold any number of offices, except that no person may simultaneously hold the offices of president and secretary.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected by the Board annually at the first meeting of the Board held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as reasonably practicable. Each officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. Any agent elected or appointed by the Board shall remain an agent of the Corporation until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.

Section 3. Salaries. The salaries of the officers shall be fixed from time to time by the Board or by any officer or officers authorized by the Board to prescribe the salary of such other officers, and no officer shall be prevented from receiving a salary by reason of the fact that he or she is also a director of the Corporation.

Section 4. Removal. Any officer or agent elected or appointed by the Board may be removed at any time by the Board whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.

Section 5. Vacancies. Any officer or agent may resign at any time, subject to any rights or obligations under any existing contracts between such officer or agent and the Corporation, by giving notice to the Corporation. An officer’s or agent’s resignation shall take effect at the time stated therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in any office by death, resignation, removal or otherwise may be filled by the Board for the unexpired portion of the term.

Section 6. Authority and Duties of Officers. The officers of the Corporation shall have the authority and shall exercise the powers and perform the duties specified below, and as may be additionally specified by the chairman of the Board, president, or chief executive officer, the Board or these Bylaws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law:

(a) Chief Executive Officer and President. The chief executive officer shall have the general executive responsibility for the conduct of the business and affairs of the Corporation. The chief executive officer shall have such powers customarily and usually associated with the position of chief executive officer, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Corporation and shall exercise such other powers, authority and responsibilities as the Board may determine. In the absence of or during the disability of the chief executive officer, the Board may designate an officer who shall have and exercise the powers, authority, and responsibilities of the chief executive officer. The president shall, subject to the direction and control of the Board if the offices of chief executive officer and president are held by the same individual, and subject to the direction and control of the chief executive officer if the offices of chief executive officer and president are held by different individuals, participate in the supervision of the business and affairs of the Corporation. The president shall perform all duties incident to the office of president and shall have and exercise such powers, authority and responsibilities as the Board may determine (if the offices of chief executive officer and president are held by the same individual) or as the chief executive officer or the Board may determine (if the offices of chief executive officer and president are held by different individuals).

(b) Vice-President. The vice president shall, subject to the direction and control of the Board, Chairman of the Board, president or chief executive officer, participate in the supervision of the business and affairs of the Corporation. He or she shall have and exercise such powers, authority, and responsibilities as the Board may determine.

(c) Secretary and Assistant Secretary. The secretary shall, subject to the direction and control of the Board, Chairman of the Board, president or chief executive officer, keep the minutes of all meetings of stockholders and directors and shall give all required notices and have charge of such books and papers as the Board may require. He or she shall perform all duties incident to the office of secretary and shall submit such reports to the Board or to any committee as the Board or such committee may request. Any action or duty required to be performed by the secretary may be performed by an assistant secretary.

(d) Chief Financial Officer and Treasurer. The chief financial officer shall be the principal financial officer of the Corporation. He or she shall render such accounts and reports as may be required by the Board or any committee of the Board. The financial records, books and accounts of the Corporation shall be maintained subject to the direct or indirect supervision of the chief financial officer. The treasurer shall have direct or indirect custody of all funds and securities of the Corporation and shall perform all duties incident to the position of treasurer. In addition, the chief financial officer shall be subject to the direction and control of the Board, Chairman of the Board, president or chief executive officer.

(e) General Counsel. The general counsel shall be the chief legal officer of the Corporation and shall have general control of all matters of legal import concerning the Corporation. He or she shall perform all duties incident to the position of general counsel. In addition, the general counsel shall be subject to the direction and supervision of the Board, Chairman of the Board, president or chief executive officer.

(f) Subordinate Officers. The Board may from time to time appoint one or more assistant officers to the officers of the Corporation and such other subordinate officers as the Board may deem advisable. Such subordinate officers shall have such powers, authority and responsibilities as the Board, Chairman of the Board, president or the chief executive officer may from time to time determine. Each subordinate officer shall hold his or her position at the pleasure of the Board.

Section 7. Surety Bonds. The Board may require any officer or agent of the Corporation to execute to the Corporation a bond in such sums and with such sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of his or her duties and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

ARTICLE V

Stock

Section 1. Issuance of Shares. The issuance or sale by the Corporation of any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the Board, except as otherwise may be provided by statute or these Bylaws.

Section 2. Certificates. The shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. To the extent that shares are represented by certificates, such certificates shall be in the form authorized by the Board. In order to certify the number of shares owned in the Corporation, any such certificates shall be signed in the name of the Corporation by (a) the chairman of the Board, president, or a vice-president, and (b) the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue. Certificates of stock shall be consecutively numbered and shall be in such form consistent with law as shall be prescribed by the Board.

Section 3. Payment for Shares. Shares shall be issued for such consideration (but not less than the par value thereof) as shall be determined from time to time by the Board. Treasury shares shall be disposed of for such consideration as may be determined from time to time by the Board. Such consideration shall be paid in such form and in such manner as the Board shall determine. In the absence of actual fraud in the transaction, the judgment of the Board as to the value of such consideration shall be conclusive. The capital stock issued by the Corporation shall be deemed to be fully paid and non-assessable stock if: (a) the entire amount of the consideration has been received by the Corporation in the form of cash, services rendered, personal property, real property, leases of real property or a combination thereof; or (b) not less than the amount of the consideration determined to be capital pursuant to statute has been received by the Corporation in such form and the Corporation has received a binding obligation of the subscriber or purchaser to pay the balance of the subscription or purchase price; provided, however, nothing contained herein shall prevent the Board from issuing partly paid shares pursuant to statute.

Section 4. Lost Certificate. In case of a certificate of stock of the Corporation alleged to have been lost, stolen or destroyed, the Board may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. When authorizing the issuance of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owners of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as the Board may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5. Transfer of Shares. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon authorization of the registered holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Corporation’s secretary or a transfer agent for such stock, if any, and if such shares are represented by a certificate or certificates, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment or authority to transfer) and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. The person in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Corporation’s secretary or to such transfer agent, such fact shall be stated in the entry of transfer. No transfer of shares shall be valid against the Corporation, or its stockholders and creditors, for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from whom and to whom transferred.

Section 6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 7. Transfer Agents, Registrars and Paying Agents. The Board may, at its discretion, appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the Corporation. Such agents and registrars may be located either within or outside the State of Delaware or the State of Colorado. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

ARTICLE VI

Indemnification of Directors and Officers

Section 1. General Scope. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended, any person who was or is a party or is or was threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, against all expenses, liability, loss (including attorneys’ fees), judgment, fine, amount paid in settlement and actually and reasonably incurred by such person. The Corporation shall not be required to indemnify a person on account of any action, claim or proceeding (other than as specifically provided in this Article VI) initiated by such person against the Corporation unless such action, claim or proceeding (i) relates to such person’s right to indemnification under any indemnification agreement entered into by such person and the Corporation, (ii) was authorized in the specific case by action of the Board, or (iii) as otherwise required under the DGCL.

Section 2. Advance Expenses. Subject to any applicable laws, the Corporation shall pay the expenses (including attorneys’ fees) incurred by an officer or director of the Corporation in defending any proceeding in advance of its final disposition; provided, however, that the payment of such expenses shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified.

Section 3. Non-Contravention and Non-Exclusivity. The rights conferred on any person by this Article VI shall not contravene the provisions of any applicable laws and such rights shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, action of stockholders or disinterested directors, or otherwise. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Section 6 of this Article VI but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL or otherwise. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL or by any other applicable law.

Section 4. Non-Duplication. The Corporation’s obligation, if any, to indemnify any director or officer who is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise shall not be interpreted so as to duplicate any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.

Section 5. Insurance. The Corporation may purchase and maintain insurance to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VI to directors and officers of the Corporation.

Section 7. Continuation of Rights. The rights provided by, or granted pursuant to, this Article VI shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such person. Subject to any applicable laws, all rights provided by or granted pursuant to this Article VI shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article VI is in effect. Any repeal or modification of this Article VI shall not in any way diminish any rights to indemnification of such directors or officers, or the obligations of the Corporation arising hereunder.

ARTICLE VII

Miscellaneous

Section 1. Waivers of Notice. Whenever notice is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a written waiver thereof, signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting or (in the case of a stockholder) by proxy shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

Section 2. Presumption of Assent. A director or stockholder of the Corporation who is present at a meeting of the Board or stockholders at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file a written dissent of such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director or stockholder who voted in favor of such action.

Section 3. Voting of Securities by the Corporation. Unless otherwise provided by resolution of the Board, on behalf of the Corporation the chief executive officer, president, or any vice-president shall attend in person or by substitute appointed by him or her, or shall execute written instruments appointing a proxy or proxies to represent the Corporation at, all meetings of the stockholders of any other corporation, association or other entity in which the Corporation holds any stock or other securities, and may execute written waivers of notice with respect to any such meetings. At all such meetings and otherwise, the chief executive officer, president, or any vice-president, in person or by substitute or proxy as aforesaid, may vote the stock or other securities so held by the Corporation and may execute written consents and any other instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownership of said stock or securities, subject, however, to the instructions, if any, of the Board.

Section 4. Seal. The corporate seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its organization and the words “Seal, Delaware”. Said seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced.

Section 5. Fiscal Year. The fiscal year of the Corporation shall be as established by the Board.

Section 6. Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these Bylaws (as any may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine, shall be a state court located within the State of Delaware, or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware, in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in any securities of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 6.

Section 7. Amendments. Unless such power is not provided in the Certificate of Incorporation, all bylaws of the Corporation shall be subject to amendment, alteration or repeal, and new bylaws may be made, by resolution adopted by a majority of the entire Board.